Exhibit 99.9

Via EDGAR

Division of Corporation Finance

Office of Technology

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

Date: May 1, 2026

Re:	Wealth Management System Inc.
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Wealth Management System Inc., a foreign private issuer organized under the laws of the British Virgin Islands (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration statement on Form F-1, as amended (the “Registration Statement”), relating to a proposed initial public offering of the Company’s Class A ordinary shares of no par value per share.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of March 31, 2024 and 2025 and for each of the two fiscal years ended March 31, 2024 and 2025, and unaudited interim condensed consolidated financial statements as of September 30, 2025 and for each of the six-month periods ended September 30, 2024 and 2025. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this will be the Company’s initial public offering, the Registration Statement must include audited financial statements of a date not older than 12 months (the “12-Month Requirement”) unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c., in which the Staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

The Company hereby respectfully requests that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement. In connection with this request, the Company represents to the Commission that:

1.	the Company is not currently a public reporting company in any jurisdiction;

2.	the Company is not required by any jurisdiction outside the United States to comply with a requirement to issue audited financial statements not older than 12 months at the date of filing the Registration Statement;

3.	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

4.	the Company does not anticipate that its audited financial statements for the fiscal year ended March 31, 2026 will be available until July 2026 ; and

5.	in no event will the Company seek effectiveness of this registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Yours sincerely, WEALTH MANAGEMENT SYSTEM INC.

By:	/s/ Clemen Chiang Wen Yuan
Name:	Dr. Clemen Chiang Wen Yuan
Title:	Chief Executive Officer

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